TEREX ANNOUNCES SECOND QUARTER 2018 RESULTS
•Q2 Earnings per Share $0.73, $0.98 as adjusted
•Increased sales 19% and backlog 31%, growth in every segment
•Increased operating profit by 33%, and 41% as adjusted
•Disciplined capital allocation results in 2.9 million shares repurchased for $116 million
•Updating 2018 full year EPS guidance from $2.70 - $3.00 to $2.80 - $3.00

WESTPORT, CT, July 31, 2018 -- Terex Corporation (NYSE: TEX) today announced second quarter 2018 income from continuing operations of $55.9 million, or $0.73 per share, on net sales of $1.4 billion. In the second quarter of 2017, the reported income from continuing operations was $95.4 million, or $0.98 per share, on net sales of $1.2 billion. Income from continuing operations, as adjusted, for the second quarter of 2018 was $74.9 million, or $0.98 per share. This compares to income from continuing operations, as adjusted, of $49.6 million or $0.51 per share in the second quarter of 2017. The Glossary at the end of this press release contains further details regarding these non-GAAP measures.

“Terex significantly improved its second quarter, as adjusted, earnings per share compared to last year,” stated John L. Garrison, Terex President and CEO. “These strong financial results reflect operational improvements, the considerable benefit of executing our disciplined capital allocation strategy and broad-based improvements in our global markets.”

“Aerial Work Platforms (AWP) and Materials Processing (MP) continue to execute very well,” Mr. Garrison continued. “Our Cranes segment improved as expected compared to the first quarter, but continued to be impacted by material shortages.”

“We made progress implementing our Execute to Win business system across our three priority areas: Commercial Excellence; Lifecycle Solutions; and Strategic Sourcing” commented Mr. Garrison. “The initial benefits of Commercial Excellence are positively impacting our current performance. We will start to see benefits from Strategic Sourcing in the second half of 2018.”

“We remain committed to our Disciplined Capital Allocation Strategy. During the quarter we repurchased 2.9 million shares for $116 million. Over the past 18 months we repurchased approximately 34 million shares, or roughly one-third of our outstanding shares" said Mr. Garrison. “In addition, we recently announced a new $300 million share repurchase authorization.”

“We are updating our full year 2018 adjusted EPS guidance range from $2.70 to $3.00 to $2.80 to $3.00,” continued Mr. Garrison. “This improvement reflects our first half operational results, capital market actions, and our expectations for the balance of 2018."

Non-GAAP Measures and Other Items

Results of operations reflect continuing operations.  All per share amounts are on a fully diluted basis.  A comprehensive review of the quarterly financial performance is contained in the presentation that will accompany the Company’s earnings conference call.

In this press release, Terex refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures.  These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies.  Terex believes that this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses.

The Company provides guidance on a non-GAAP basis as the Company cannot predict with a reasonable degree of certainty the timing and magnitude of future charges that would be included in the reported GAAP results.

The Glossary at the end of this press release contains further details about this subject.

Conference call

The Company has scheduled a one hour conference call to review the financial results on Wednesday, August 1, 2018 at 8:30 a.m. ET. John L. Garrison, President and CEO, will host the call. A simultaneous webcast of this call can be accessed at https://investors.terex.com. Participants are encouraged to access the call 10 minutes prior to the starting time. The call will also be archived in the Event Archive at https://investors.terex.com.

Contact Information:

Terex Corporation
Brian J. Henry, Senior Vice President
Business Development & Investor Relations
(203) 222-5954
brian.henry@terex.com
https://investors.terex.com

Forward-Looking Statements
This press release contains forward-looking information regarding future events or the Company’s future financial performance based on the current expectations of Terex Corporation. In addition, when included in this press release, the words “may,” “expects,” “intends,” “anticipates,” “plans,” “projects,” “estimates” and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. The Company has based these forward-looking statements on current expectations and projections about future events. These statements are not guarantees of future performance.

Because forward-looking statements involve risks and uncertainties, actual results could differ materially. Such risks and uncertainties, many of which are beyond the control of Terex, include among others: Our business is cyclical and weak general economic conditions affect the sales of our products and financial results; the need to comply with restrictive covenants contained in our debt agreements; our ability to generate sufficient cash flow to service our debt obligations and operate our business; our ability to access the capital markets to raise funds and provide liquidity; our business is sensitive to government spending; our business is highly competitive and is affected by our cost structure, pricing, product initiatives and other actions taken by competitors; our retention of key management personnel; the financial condition of suppliers and customers, and their continued access to capital; our providing financing and credit support for some of our customers; we may experience losses in excess of recorded reserves; we are dependent upon third-party suppliers, making us vulnerable to supply shortages and price increases; the imposition of tariffs and related actions on trade by the U.S. and foreign governments; our business is global and subject to changes in exchange rates between currencies, commodity price changes, regional economic conditions and trade restrictions; our operations are subject to a number of potential risks that arise from operating a multinational business, including compliance with changing regulatory environments, the Foreign Corrupt Practices Act and other similar laws and political instability; a material disruption to one of our significant facilities; possible work stoppages and other labor matters; compliance with changing laws and regulations, particularly environmental and tax laws and regulations; litigation, product liability claims, intellectual property claims, class action lawsuits and other liabilities; our ability to comply with an injunction and related obligations imposed by the United States Securities and Exchange Commission (“SEC”); disruption or breach in our information technology systems and storage of sensitive data; our ability to successfully implement our Execute to Win strategy; and other factors, risks and uncertainties that are more specifically set forth in our public filings with the SEC.

Actual events or the actual future results of Terex may differ materially from any forward-looking statement due to these and other risks, uncertainties and significant factors. The forward-looking statements speak only as of the date of this release. Terex expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement included in this release to reflect any changes in expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based.

About Terex
Terex Corporation is a global manufacturer of lifting and material processing products and services that deliver lifecycle solutions to maximize customer return on investment. The company reports in three business segments: Aerial Work Platforms, Cranes, and Materials Processing. Terex delivers lifecycle solutions to a broad range of industries, including the construction, infrastructure, manufacturing, shipping, transportation, refining, energy, utility, quarrying and mining industries. Terex offers financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. Terex uses its website (www.terex.com) and its Facebook page (www.facebook.com/TerexCorporation) to make information available to its investors and the market.

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited)
(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,

	2018	2017	2018	2017
Net sales	$1,402.5	$1,181.7	$2,663.4	$2,188.6
Cost of goods sold	(1,123.2)	(941.0)	(2,153.2)	(1,795.6)
Gross profit	279.3	240.7	510.2	393.0
Selling, general and administrative expenses	(175.9)	(163.0)	(335.5)	(320.0)
Income (loss) from operations	103.4	77.7	174.7	73.0
Other income (expense)
Interest income	2.0	1.5	5.4	3.3
Interest expense	(18.2)	(15.1)	(34.2)	(36.5)
Loss on early extinguishment of debt	—	(6.5)	(0.7)	(51.9)
Other income (expense) – net	(2.4)	60.9	(1.4)	42.0
Income (loss) from continuing operations before income taxes	84.8	118.5	143.8	29.9
(Provision for) benefit from income taxes	(28.9)	(23.1)	(40.3)	5.2
Income (loss) from continuing operations	55.9	95.4	103.5	35.1
Gain (loss) on disposition of discontinued operations- net of tax	1.9	5.4	4.6	61.1
Net income (loss)	$57.8	$100.8	$108.1	$96.2
Basic Earnings (Loss) per Share:
Income (loss) from continuing operations	$0.74	$0.99	$1.33	$0.35
Gain (loss) on disposition of discontinued operations – net of tax	0.03	0.06	0.06	0.61
Net income (loss)	$0.77	$1.05	$1.39	$0.96
Diluted Earnings (Loss) per Share:
Income (loss) from continuing operations	$0.73	$0.98	$1.30	$0.34
Gain (loss) on disposition of discontinued operations – net of tax	0.02	0.06	0.06	0.60
Net income (loss)	$0.75	$1.04	$1.36	$0.94
Weighted average number of shares outstanding in per share calculation
Basic	75.5	95.7	77.6	100.4
Diluted	76.7	97.1	79.3	102.2

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited)
(in millions, except par value)

	June 30, 2018	December 31, 2017

Assets
Current assets
Cash and cash equivalents	$373.6	$626.5
Other current assets	1,917.5	1,756.5
Total current assets	2,291.1	2,383.0
Non-current assets
Property, plant and equipment – net	329.1	311.0
Other non-current assets	716.9	768.5
Total non-current assets	1,046.0	1,079.5
Total assets	$3,337.1	$3,462.5

Liabilities and Stockholders’ Equity
Current liabilities
Notes payable and current portion of long-term debt	$5.2	$5.2
Other current liabilities	1,079.6	1,030.3
Total current liabilities	1,084.8	1,035.5
Non-current liabilities
Long-term debt, less current portion	1,089.0	979.6
Other non-current liabilities	215.2	224.9
Total non-current liabilities	1,304.2	1,204.5
Total liabilities	2,389.0	2,240.0

Total stockholders’ equity	948.1	1,222.5
Total liabilities and stockholders’ equity	$3,337.1	$3,462.5

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited)
(in millions)

	Six Months Ended June 30,

	2018	2017
Operating Activities
Net income (loss)	$108.1	$96.2
Depreciation and amortization	31.3	31.3
Changes in operating assets and liabilities and non-cash charges	(103.8)	(250.6)
Net cash provided by (used in) operating activities	35.6	(123.1)
Investing Activities
Capital expenditures	(50.7)	(17.6)
Other investing activities, net	17.0	1,346.7
Net cash provided by (used in) investing activities	(33.7)	1,329.1
Financing Activities
Net cash provided by (used in) financing activities	(244.4)	(1,174.5)
Effect of exchange rate changes on cash and cash equivalents	(10.5)	25.2
Net increase (decrease) in cash and cash equivalents	(253.0)	56.7
Cash and cash equivalents at beginning of period	630.1	501.9
Cash and cash equivalents at end of period	$377.1	$558.6

TEREX CORPORATION AND SUBSIDIARIES
SEGMENT RESULTS DISCLOSURE
(unaudited)
(in millions)

	Q2				Year to Date
	2018		2017		2018		2017
		% of		% of		% of		% of
		Net Sales		Net Sales		Net Sales		Net Sales
Consolidated
Net sales	$1,402.5		$1,181.7		$2,663.4		$2,188.6
Income from operations	$103.4	7.4%	$77.7	6.6%	$174.7	6.6%	$73.0	3.3%

AWP
Net sales	$751.1		$593.0		$1,390.0		$1,065.4
Income from operations	$101.7	13.5%	$60.8	10.3%	$161.8	11.6%	$82.5	7.7%

Cranes
Net sales	$335.3		$303.8		$649.3		$567.7
Income (loss) from operations	$(12.3)	(3.7)%	$15.4	5.1%	$(22.0)	(3.4)%	$(16.5)	(2.9)%

MP
Net sales	$318.7		$280.5		$622.0		$529.6
Income from operations	$42.4	13.3%	$35.5	12.7%	$81.3	13.1%	$61.1	11.5%

Corp and Other / Eliminations
Net sales	$(2.6)		$4.4		$2.1		$25.9
Loss from operations	$(28.4)	*	$(34.0)	*	$(46.4)	*	$(54.1)	*
* - Not a meaningful percentage

GLOSSARY

In an effort to provide investors with additional information regarding the Company’s results, Terex refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures which management believes provides useful information to investors. These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies. In addition, the Company believes that non-GAAP financial measures should be considered in addition to, and not in lieu of, GAAP financial measures. Terex believes that this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses. Management of Terex uses both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate the Company’s financial performance against such budgets and targets.

The amounts described below are unaudited, are reported in millions of U.S. dollars (except share data and percentages), and are as of or for the period ended June 30, 2018, unless otherwise indicated.

2018 Outlook: The Company’s 2018 outlook for earnings per share and 2018 full year adjusted forecasted tax rate are non-GAAP financial measures because they exclude items such as restructuring and other related charges, transformation costs, the impact of the release of tax valuation allowances, gains and losses on divestitures and other unusual items such as the impact of the 2017 US tax law changes. The Company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to predict with a reasonable degree of certainty the exact timing and impact of such items. The unavailable information could have a significant impact on the Company’s full-year 2018 GAAP financial results. Adjusted EPS provides guidance to investors about the Company's EPS expectations excluding restructuring and other charges that the Company does not believe is reflective of its ongoing operations.

After-tax gains or losses and per share amounts are calculated using pre-tax amounts, applying a tax rate based on jurisdictional rates to arrive at an after-tax amount. This number is divided by diluted weighted average shares outstanding to provide the impact on earnings per share. The Company highlights the impact of these items because when discussing earnings per share, the Company adjusts for items it believes are not reflective of ongoing operating activities in the periods. Restructuring and related charges are a recurring item as Terex’s restructuring programs usually require more than one year to fully implement and the Company is continually seeking to take actions that could enhance its efficiency. Although recurring, these charges are subject to significant fluctuations from period to period due to varying levels of restructuring activity and the inherent imprecision in the estimates used to recognize the costs and taxes associated with severance and termination benefits in the countries in which the restructuring actions occur.

Q2 2018	Income (loss) from Continuing Operations before Taxes	(Provision for) benefit from Income Taxes (1)	Income (loss) from Continuing Operations	Earnings (loss) per share (2)
As Reported (GAAP)	$84.8	(28.9)	55.9	$0.73
Restructuring & Related	6.3	(1.0)	5.3	0.07
Transformation	7.8	(1.3)	6.5	0.08
Other	(1.6)	0.7	(0.9)	(0.01)
Tax & Interim Period (3)	—	8.1	8.1	0.11
As Adjusted (Non-GAAP)	$97.3	(22.4)	74.9	$0.98

(1) Tax effect on adjustments is calculated using the applicable jurisdictional blended tax rate
(2) Based on diluted average shares outstanding of 76.7 million
(3) Includes adjustments without related pre-tax amounts and the tax amount necessary to align quarterly tax expense (benefit) with the forecasted full year as adjusted effective tax rate

YTD 2018	Income (loss) from Continuing Operations before Taxes	(Provision for) benefit from Income Taxes (1)	Income (loss) from Continuing Operations	Earnings (loss) per share (2)
As Reported (GAAP)	$143.8	(40.3)	103.5	$1.30
Restructuring & Related	4.1	(1.2)	2.9	0.03
Transformation	15.1	(2.5)	12.6	0.16
Extinguishment of Debt	0.7	(0.1)	0.6	0.01
Other	(8.5)	1.3	(7.2)	(0.09)
Tax & Interim Period (3)	—	7.1	7.1	0.09
As Adjusted (Non-GAAP)	$155.2	(35.7)	119.5	$1.50

(1) Tax effect on adjustments is calculated using the applicable jurisdictional blended tax rate
(2) Based on diluted average shares outstanding of 79.3 million
(3) Includes adjustments without related pre-tax amounts and the tax amount necessary to align quarterly tax expense (benefit) with the forecasted full year as adjusted effective tax rate

Q2 2017	Income (loss) from Continuing Operations before Taxes	(Provision for) benefit from Income Taxes (1)	Income (loss) from Continuing Operations	Earnings (loss) per share (2)
As Reported (GAAP)	$118.5	(23.1)	95.4	$0.98
Restructuring & Related	(12.6)	1.0	(11.6)	(0.12)
Deal Related	(57.7)	3.7	(54.0)	(0.56)
Transformation	17.9	(2.7)	15.2	0.16
Extinguishment of Debt	6.5	(2.4)	4.1	0.04
Asset Impairment	(1.6)	0.6	(1.0)	(0.01)
Tax & Interim Period (3)	—	1.5	1.5	0.02
As Adjusted (Non-GAAP)	$71.0	(21.4)	49.6	$0.51

(1) Tax effect on adjustments is calculated using the applicable jurisdictional blended tax rate
(2) Based on diluted weighted average shares outstanding of 97.1 million
(3) Includes adjustments without related pre-tax amounts and the tax amount necessary to align quarterly tax expense (benefit) with the forecasted full year as adjusted effective tax rate

YTD 2017	Income (loss) from Continuing Operations before Taxes	(Provision for) benefit from Income Taxes (1)	Income (loss) from Continuing Operations	Earnings (loss) per share (2)
As Reported (GAAP)	$29.9	5.2	35.1	$0.34
Restructuring & Related	(3.6)	(0.5)	(4.1)	(0.04)
Deal Related	(24.9)	(9.0)	(33.9)	(0.33)
Transformation	26.3	(5.7)	20.6	0.20
Extinguishment of Debt	52.4	(18.8)	33.6	0.33
Goodwill/Asset Impairment	(1.6)	0.6	(1.0)	(0.01)
Tax & Interim Period (3)	—	4.7	4.7	0.05
As Adjusted (Non-GAAP)	$78.5	(23.5)	55.0	$0.54

(1) Tax effect on adjustments is calculated using the applicable jurisdictional blended tax rate
(2) Based on diluted weighted average shares outstanding of 102.2 million
(3) Includes adjustments without related pre-tax amounts and the tax amount necessary to align quarterly tax expense (benefit) with the forecasted full year as adjusted effective tax rate